                                October 23, 1996


                                                                      16199-0001

Amati Communications Corporation
2043 Samaritan Drive
San Jose, CA 95124

                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Amati Communications Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-13659) originally filed with the Securities and Exchange Commission (the "Commission") on October 8, 1996 and as amended by Amendment No. 1 thereto filed with the Commission on October 23, 1996 (collectively, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 679,710 currently issued and outstanding shares of its Common Stock, $.20 par value (the "Shares") and 600,000 shares issuable upon exercise of warrants (the "Warrants") to purchase shares of the Company's Common Stock, $.20 par value (the "Warrant Shares"), all of which are to be sold by certain of the Company's stockholders.

                                       I.

          In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. In rendering our opinion, we have examined the following records, documents, instruments and certificates:

          (a) The Restated Certificate of Incorporation, as amended, of the Company certified by the Secretary of State of the State of Delaware as of October 15, 1996, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

Amati Communications Corporation
October 23, 1996                                                          Page 2

          (c) A Certificate of an officer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company and any committees of the Board of Directors relating to the Shares and the Warrant Shares; and (ii) certifying as to certain factual matters;

          (d)  The Registration Statement;

          (e)  The Warrants; and

          (f) A letter from ChaseMellon Shareholder Services, the Company's transfer agent, dated October 21, 1996, as to the number of shares of the Company's Common Stock that were outstanding on October 18, 1996.

          This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion. Our opinion to the effect that all issued and outstanding Shares are fully paid and nonassessable is based solely on the certificate identified in item (c) above that the consideration for such Shares recited in the Board of Directors' resolutions for such Shares has been received by the Company.

                                       II.

          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares and the Warrant Shares are offered and sold;
(ii) the full consideration stated in the Warrants is paid for each Warrant Share and that such consideration in respect of each Warrant Share includes payment of cash or other lawful consideration at least equal to the par value thereof, (iii) appropriate certificates evidencing the Shares and the Warrant Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares and Warrant Shares covered by the Registration Statement will be legally issued, fully paid and nonassessable.

Amati Communications Corporation
October 23, 1996                                                          Page 3

                                      III.

          This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Heller Ehrman White & McAuliffe


                                        3